UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road

P.O. Box 77

New Enterprise, PA 16664

(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The disclosure in Item 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference to this Item 1.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 19, 2013, New Enterprise Stone & Lime Co., Inc. (the “Company”) publicly announced that James W. Van Buren had resigned as Executive Vice President and Chief Operating Officer of the Company, effective as of July 18, 2013.  Mr. Van Buren will remain a member of the Board of Directors of the Company and a member of the Executive Committee of the Board of Directors.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 hereto and incorporated herein by reference.

(e)

In connection with Mr. Van Buren’s resignation as Executive Vice President and Chief Operating Officer of the Company, the Company and Mr. Van Buren entered into an Agreement and General Release on July 17, 2013 (the “Release Agreement”).  The Release Agreement provides for a severance payment of $565,195.00, payable to Mr. Van Buren in one lump sum, COBRA payments for Mr. Van Buren through July 31, 2014 and for Mr. Van Buren’s spouse through January 31, 2015 in consideration for a release of all claims from Mr. Van Buren.  The foregoing description of the terms and conditions of the Release Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is filed as Exhibit 10.1 herewith and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

d) Exhibits.

No.	Description

10.1	Agreement and General Release dated July 17, 2013 by and between New Enterprise Stone & Lime Co., Inc. and James W. Van Buren.

99.1	Press release dated July 19, 2013.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
Director and President, Chief Executive Officer and Secretary

Date: July 19, 2013

EXHIBIT INDEX

No.	Description

10.1	Agreement and General Release, dated July 17, 2013, by and between New Enterprise Stone & Lime Co., Inc. and James W. Van Buren.

99.1	Press release dated July 19, 2013.